    Exhibit 99.1

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Chris Kettmann
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Priority Technology Holdings, Inc. Announces Fourth Quarter and Full Year 2019 Results

ALPHARETTA, GEORGIA - March 30, 2020 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, today announced its fourth quarter and full-year 2019 financial results.

Highlights of Consolidated Results

Fourth Quarter 2019, Compared with Fourth Quarter 2018

•	Revenue of $98.2 million increased 10.7% from $88.7 million.

•	Gross profit of $31.4 million increased 15.1% from $27.3 million. The Company’s non-GAAP gross profit metric represents revenue less costs of services.

•	Gross profit margin of 32.0% increased 124 basis points from 30.8%. Gross profit margin is non-GAAP gross profit divided by revenue.

•	Income from operations of $1.1 million declined $1.6 million from $2.7 million, driven by a $3.3 million increase in depreciation and amortization expense.

•	Interest expense of $10.1 million increased $2.0 million from $8.0 million.

•	Net loss of $7.2 million increased $1.5 million from $5.7 million.

•
Adjusted EBITDA of $16.2 million increased 34.9% from $12.0 million. The Company’s non-GAAP adjusted EBITDA measure is net loss before interest, taxes, depreciation and amortization (EBITDA), further adjusted for non-cash compensation and certain other expenses considered non-recurring.

•	Total merchant bankcard processing dollar volume of $11.0 billion increased 16.2% from $9.4 billion.

Full-Year 2019, Compared with Full-Year 2018

•	Revenue of $371.9 million decreased 1.1% from $375.8 million.

•	Gross profit of $119.3 million increased 12.0% from $106.5 million.

•	Gross profit margin of 32.1% increased 373 basis points from 28.3%.

•
Income from operations of $7.2 million declined $9.2 million from $16.4 million, driven by a $19.4 million increase in depreciation and amortization expense, and a $17.8 million decrease in income from operations from certain subscription-billing e-commerce merchants.

•	Interest expense of $40.7 million increased $10.7 million from $29.9 million.

•	Net loss of $33.6 million increased $15.8 million from $17.8 million.

•	Adjusted EBITDA of $58.9 million increased 19.2% from $49.4 million.

•	Total merchant bankcard processing dollar volume of $43.0 billion increased 12.7% from $38.2 billion.

"We reported excellent fourth quarter and full-year 2019 results, reflecting the fundamental integrity of our business segments and the strong underlying momentum we’ve seen over the past several quarters," said Tom Priore, Executive Chairman and CEO of Priority. "We continue to benefit from our industry-leading technology and infrastructure, resulting in strong, broad-based demand for our products and services.”

Non-GAAP Highlights

The comparative revenue, gross profit, and income from operations for the fourth quarter and full-year 2019 were negatively affected by the wind-down of high-margin accounts with certain subscription-billing e-commerce merchants. The wind-down of merchants in this channel was due to industry-wide changes for enhanced card association compliance. This revenue, which is included entirely within the Consumer Payments reportable segment, was $1.5 million and $6.8 million in the fourth quarters of 2019 and 2018, respectively, and $7.8 million and $59.3 million in the years ended December 31, 2019 and 2018, respectively. The corresponding gross profit and income from operations associated with this revenue was $0.7 million and $3.0 million in the fourth quarters of 2019 and 2018, respectively, and $3.5 million and $21.3 million in the years ended December 31, 2019 and 2018, respectively.

Income from operations included certain operating expenses that the Company considers non-recurring in nature ("non-recurring expenses"). In 2019, these expenses were associated with transition services from YapStone, Inc. related to the integration of the March 2019 asset acquisition, and certain litigation and acquisition related advisory costs. In 2018, these expenses were associated with legal, accounting, advisory and consulting, largely associated with the conversion to a public company, and certain litigation costs. These operating expenses were $4.9 million and $2.1 million in the fourth quarters of 2019 and 2018, respectively, and were $8.9 million and $12.4 million in the years ended December 31, 2019 and 2018, respectively.

Non-GAAP consolidated adjusted revenue and income from operations, excluding the above items, for the fourth quarters of 2019 and 2018 and for the full-years 2019 and 2018, are as follows:

Fourth Quarter 2019, Compared with Fourth Quarter 2018
Consolidated adjusted revenue of $96.6 million in the fourth quarter of 2019 increased $14.7 million, or 18.0%. Consolidated adjusted income from operations of $5.2 million in the fourth quarter of 2019 increased $3.5 million.

Full-Year 2019, Compared with Full-Year 2018
Consolidated adjusted revenue of $364.1 million in the full-year 2019 increased $47.6 million, or 15.0%. Consolidated adjusted income from operations of $12.6 million in the full-year 2019 increased $5.1 million.

See “Non-GAAP Financial Measures” and the reconciliations of gross profit, gross profit margin, adjusted EBITDA, consolidated adjusted revenue and consolidated adjusted income from operations to their most comparable GAAP measures provided below for additional information.

Discussion of Reportable Segment Results

Consumer Payments Reportable Segment

Fourth Quarter 2019, Compared with Fourth Quarter 2018
Consumer Payments revenue in the fourth quarter of 2019 was $87.4 million, a 7.9% increase of $6.4 million compared with $81.0 million in the fourth quarter of 2018. This growth rate was hampered by a $5.3 million decline in revenue from the subscription-billing e-commerce merchants. Revenue generated by the remainder of Consumer Payments, excluding these e-Commerce merchants, increased $11.6 million, or 15.7%.

Merchant bankcard volume processed in the fourth quarter of 2019 of $10.8 billion grew by 15.1%, as compared with $9.3 billion in the fourth quarter of 2018. Merchant bankcard transactions of 129.2 million in the fourth quarter of 2019 grew by 13.0%, as compared with $114.3 million in the fourth quarter of 2018. Average ticket of $83.24 grew 1.8% in the fourth quarter of 2019, as compared with $81.77 in the fourth quarter of 2018.

Consumer Payments income from operations in the fourth quarter of 2019 was $9.9 million, compared with $10.5 million in the fourth quarter of 2018. Costs of services of $62.8 million increased $5.6 million, depreciation and amortization of $8.6 million increased $2.2 million, and other operating expenses of $6.0 million decreased $0.9 million. Higher depreciation and amortization expense is related to acquisitions of affiliate assets and the December, 2018 acquisition of Direct Connect. Income from operations from the subscription-billing e-commerce merchants declined $2.3 million year over year. Consumer Payments adjusted income from operations of $9.2 million increased $1.7 million.

Full-Year 2019, Compared with Full-Year 2018
Consumer Payments revenue in the full-year 2019 was $330.6 million, a 4.7% decline of $16.4 million compared with $347.0 million in the full-year 2018. This decline was due to a $51.5 million decrease in revenue from the subscription-billing e-commerce merchants. Revenue generated by the remainder of Consumer Payments, excluding these e-Commerce merchants, increased $35.1 million, or 12.2%.

Merchant bankcard volume processed in the full-year 2019 of $42.3 billion grew by 11.6%, as compared with $37.9 billion in the full-year 2018. Merchant bankcard transactions of 511.9 million in the full-year 2019 grew by 9.9%, compared with 465.6 million in full-year 2018. Average ticket of $82.65 grew 1.5% in the full-year 2019, as compared with $81.39 in the full-year 2018.

Consumer Payments income from operations in the full-year 2019 was $32.2 million, compared with $47.0 million in the full-year 2018. Costs of services of $236.4 million decreased $16.8 million, depreciation and amortization of $32.8 million increased $14.9 million, and other operating expenses of $29.1 million increased $0.3 million. Higher depreciation and amortization expense is related to acquisitions of affiliate assets and the December 2018 acquisition of Direct Connect. Income from operations from the subscription-billing e-commerce merchants declined $17.8 million year over year. Consumer Payments adjusted income from operations of $28.7 million increased $3.0 million, or 11.8%.

See “Non-GAAP Financial Measures” and the reconciliations of Consumer Payments adjusted revenue and adjusted income from operations to their most comparable GAAP measures provided below for additional information.

Commercial Payments Reportable Segment

Fourth Quarter 2019, Compared with Fourth Quarter 2018
Commercial Payments revenue in the fourth quarter of 2019 was $6.5 million, a 6.0% decrease of $0.4 million compared with $6.9 million in the fourth quarter of 2018. Revenue from CPX accounts payable automated solutions of $1.6 million in the fourth quarter of 2019 increased 31.1% compared with $1.2 million in the fourth quarter of 2018. Revenue from curated managed services programs of $4.9 million in the fourth quarter of 2019 decreased by $0.8 million compared with $5.7 million in the fourth quarter of 2018. The managed services decline was largely driven by lower incentive revenue and program activity.

Commercial Payments income from operations in the fourth quarter of 2019 was $0.2 million, compared with a loss from operations of $0.2 million in the fourth quarter of 2018. Costs of services of $3.2 million decreased $0.7 million, and other operating expenses, including depreciation and amortization, decreased $0.1 million.

Full-Year 2019, Compared with Full-Year 2018
Commercial Payments revenue in the full-year 2019 amounted to $26.0 million, a 4.0% decrease of $1.1 million compared with $27.1 million in the full-year 2018. Revenue from CPX accounts payable automated solutions of $5.5 million in the full-year 2019 increased 27.8% compared with $4.3 million in the full-year 2018. Revenue from curated managed services programs of $20.5 million in the full-year 2019 declined by $2.3 million compared with $22.7 million in the full-year 2018. The managed services decline was largely driven by lower incentive revenue and program activity.

Commercial Payments loss from operations in the full-year 2019 was $0.9 million, compared with a $1.0 million loss from operations in the full-year 2018. Costs of services of $13.8 million decreased $1.7 million, and other operating expenses, including depreciation and amortization, increased $0.5 million.

Integrated Partners Reportable Segment

Fourth Quarter 2019, Compared with Fourth Quarter 2018
Integrated Partners revenue in the fourth quarter of 2019 was $4.3 million, an increase of $3.5 million compared with $0.8 million in the fourth quarter of 2018. Priority Real Estate Technology ("PRET") comprised $3.7 million of this reportable segment’s revenue in the fourth quarter of 2019. PRET is comprised of the assets acquired from YapStone, Inc. in March 2019 and the net assets acquired from RadPad Holdings, Inc. in July 2018. Revenue from Priority PayRight Health Solutions and Priority Hospitality Technology, which commenced operations in April 2018 and February 2019, respectively, comprised the remainder of this reportable segment’s revenue.

Integrated Partners loss from operations in the fourth quarter of 2019 was $0.6 million, compared with a loss from operations of $1.3 million in the fourth quarter of 2018. Costs of services of $0.7 million increased $0.4 million, depreciation and amortization of $1.3 million increased $1.2 million, and other operating expenses of $2.9 million increased $1.1 million. Depreciation and amortization expense is primarily related to assets acquired from YapStone, Inc. Other operating expenses included $1.7 million of temporary transition services from YapStone, Inc. related to integration of the asset acquisition. Integrated Partners adjusted income from operations in the fourth quarter of 2019, excluding these temporary transition services, was $1.1 million.

Full-Year 2019, Compared with Full-Year 2018
Integrated Partners revenue in the full-year 2019 amounted to $15.3 million compared with $1.8 million in the full-year 2018. PRET comprised $13.2 million of this reportable segment’s revenue in the full-year 2019. Revenue from Priority PayRight Health Solutions and Priority Hospitality Technology comprised the remainder of this reportable segment’s revenue.

Integrated Partners income from operations in the full-year 2019 was $0.7 million, compared with a loss from operations of $2.0 million in the full-year 2018. Costs of services of $2.3 million increased $1.8 million, depreciation and amortization of $4.4 million increased $4.3 million, and other operating expenses of $7.8 million increased $4.8 million. Depreciation and amortization expense is primarily related to assets acquired from YapStone, Inc. in March 2019. Other operating expenses included $2.9 million of temporary transition services from YapStone, Inc. related to integration of the asset acquisition. Integrated Partners adjusted income from operations in the full-year 2019, excluding these temporary transition services, was $3.6 million.

Corporate

Fourth Quarter 2019, Compared with Fourth Quarter 2018
Corporate expense in the fourth quarter of 2019 was $8.5 million, compared with $6.2 million in the fourth quarter of 2018. Non-recurring operating expenses were $3.2 million in the fourth quarter of 2019 and $2.1 million in the fourth quarter 2018. Excluding non-recurring operating expenses, Corporate expense was $5.3 million and $4.1 million in fourth quarter of 2019 and 2018, respectively.

Full-Year 2019, Compared with Full-Year 2018
Corporate expense in the full-year 2019 was $24.9 million, compared with $27.7 million in the full-year 2018. Non-recurring operating expenses were $6.0 million in the full-year 2019 and $12.4 million in the full-year 2018. Excluding non-recurring operating expenses, Corporate expense was $18.9 million and $15.3 million in full-year 2019 and 2018, respectively. Corporate expense included non-cash equity compensation of $1.5 million and $0.6 million in full-year 2019 and 2018, respectively.

2020 Outlook

Priore concluded, "Given the economic uncertainties related to the spread of the coronavirus, we have made the decision to suspend guidance until we have additional clarity into its impact on the broader economy and our business. That said, while the COVID-19 pandemic is an unpredictable event, we are seeing evidence that our past decisions to build defensively positioned and counter-cyclical, integrated payment assets in segments like rent, hospitality, healthcare and B2B has positioned us favorably to weather this crisis and future economic cycles."

Conference Call

Priority Technology Holdings, Inc.’s leadership will host a conference call on Tuesday, March 31, 2020 at 11:00 a.m. EDT to discuss its fourth quarter and full-year 2019 financial results. Participants can access the call by Phone: US/Canada: (877) 501-3161 or International: (786) 815-8443.

Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/pv3hgp9p and will also be posted in the “Investor Relations” section of the Company’s website at www.PRTH.com.

An audio replay of the call will be available shortly after the conference call until April 3, 2020 at 11:30 am Eastern Time. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 2589847. Alternatively, you may access the webcast replay in the “Investor Relations” section of the Company’s website at www.PRTH.com.

Non-GAAP Financial Measures

This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Adjusted Revenue

Consolidated adjusted revenue and Consumer Payments adjusted revenue for the quarter and year ended December 31, 2019 has been negatively affected by the closure of high-margin accounts with certain subscription-billing e-commerce merchants. The closure of merchants in the Consumer Payments segment was due to industry-wide changes for enhanced card association compliance. We refer to consolidated adjusted revenue and Consumer Payments adjusted revenue, which excludes these revenue amounts from the periods presented. We review this non-GAAP measure to evaluate our underlying revenue and trends.

Gross Profit and Gross Profit Margin

The Company’s non-GAAP gross profit metric represents revenue less costs of services. Gross profit margin is gross profit divided by revenue. We review these non-GAAP measures to evaluate our underlying profit trends.

Adjusted Operating Expenses and Adjusted Income from Operations

Consolidated adjusted operating expenses and adjusted income from operations, as well as Consumer Payments adjusted operating expenses and adjusted income from operations for the quarter and year ended December 31, 2019 has been negatively affected by the closure of the high-margin accounts with certain subscription-billing e-commerce merchants. We review these non-GAAP measures to evaluate our underlying profitability performance and trends.

Additionally, consolidated adjusted operating expenses and adjusted income from operations for the quarter and year ended December 31, 2019 has been negatively affected by the incurrence of non-recurring operating expenses largely associated with certain litigation and acquisition-related advisory costs and transition services from YapStone, Inc. We review these non-GAAP measures to evaluate our underlying profitability performance and trends.

Adjusted EBITDA and Consolidated Adjusted EBITDA

EBITDA is earnings before interest, income tax, depreciation and amortization expenses (“EBITDA”). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash expenses such as equity-based compensation and fair value adjustments, debt modification costs and non-recurring expenses such as Business Combination costs, litigation settlement costs, certain legal services costs, and professional, accounting and consulting fees and transition services. Consolidated adjusted EBITDA begins with Adjusted EBITDA but further includes adjustments for the pro-forma impact of acquisitions, as well as adjustments to exclude other professional and consulting fees and certain other tax expenses and other adjustments. We review these non-GAAP adjusted EBITDA and consolidated adjusted EBITDA measures to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliations of consolidated adjusted revenue, Consumer Payments adjusted revenue, gross profit, gross profit margin, consolidated adjusted operating expenses, consolidated adjusted income from operations, Consumer Payments adjusted operating expenses, Consumer Payments adjusted income from operations, adjusted EBITDA and consolidated adjusted EBITDA to the most directly comparable financial measures calculated and presented in accordance with GAAP, are shown in the attached schedules to this press release.

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on the Company’s future hiring and retention needs, as well as the future fair market value of the Company’s common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company’s outlook.

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring, integrated payment software and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Priority’s enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing the Company to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,”

“intends,” “could,” “estimate,” “predict,” “projects,” “targeting,” “potential” or “contingent,” “guidance,” “anticipates,” “outlook” or words of similar meaning. These forward-looking statements include, but are not limited to, our 2020 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K for 2019 filed with the SEC on March 30, 2020. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

PRIORITY TECHNOLOGY HOLDINGS, INC.

Condensed Consolidated Statements of Operations
Quarter Ended December 31, 2019 Compared to Quarter Ended December 31, 2018
(unaudited)

(in thousands, except per share amounts)	Quarter Ended December 31,
		Restated
	2019	2018	Change	% Change

REVENUES	$98,183	$88,718	$9,465	10.7%

OPERATING EXPENSES:
Costs of services	66,742	61,411	5,331	8.7%
Salary and employee benefits	10,291	9,918	373	3.8%
Depreciation and amortization	10,329	7,061	3,268	46.3%
Selling, general and administrative	9,764	7,654	2,110	27.6%
Total operating expenses	97,126	86,044	11,082	12.9%

Income from operations	1,057	2,674	(1,617)	(60.5)%

OTHER (EXPENSES) INCOME:
Interest expense	(10,051)	(8,042)	(2,009)	25.0%
Other income (expense), net	187	(1,676)	1,863	nm
Total other expenses, net	(9,864)	(9,718)	(146)	1.5%

Loss before income taxes	(8,807)	(7,044)	(1,763)	(25.0)%

Income tax benefit	(1,638)	(1,392)	(246)	17.7%

Net loss	$(7,169)	$(5,652)	$(1,517)	(26.8)%

Loss per common share:
Basic and diluted	$(0.11)	$(0.08)	$(0.03)	(37.5)%

nm = not meaningful

PRIORITY TECHNOLOGY HOLDINGS, INC.

Condensed Consolidated Statements of Operations
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
(unaudited)

(in thousands, except per share amounts)	Year Ended December 31,
		Restated
	2019	2018	Change	% Change

REVENUES	$371,854	$375,822	$(3,968)	(1.1)%

OPERATING EXPENSES:
Costs of services	252,569	269,284	(16,715)	(6.2)%
Salary and employee benefits	42,214	38,324	3,890	10.2%
Depreciation and amortization	39,092	19,740	19,352	98.0%
Selling, general and administrative	30,795	32,081	(1,286)	(4.0)%
Total operating expenses	364,670	359,429	5,241	1.5%

Income from operations	7,184	16,393	(9,209)	(56.2)%

OTHER (EXPENSES) INCOME:
Interest expense	(40,653)	(29,935)	(10,718)	35.8%
Other income (expense), net	710	(6,784)	7,494	nm
Total other expenses, net	(39,943)	(36,719)	(3,224)	8.8%

Loss before income taxes	(32,759)	(20,326)	(12,433)	(61.2)%

Income tax expense (benefit)	830	(2,490)	3,320	nm

Net loss	$(33,589)	$(17,836)	$(15,753)	(88.3)%

Loss per common share:
Basic and diluted	$(0.50)	$(0.29)	$(0.21)	(72.4)%

nm = not meaningful

PRIORITY TECHNOLOGY HOLDINGS, INC.
SEGMENT RESULTS
Quarter Ended December 31, 2019 Compared to Quarter Ended December 31, 2018
(unaudited)

(dollars and volume amounts in thousands)	Quarter Ended December 31,
		Restated
	2019	2018	Change	% Change

Consumer Payments:
Revenue	$87,394	$81,027	$6,367	7.9%
Operating expenses	77,460	70,567	6,893	9.8%
Income from operations	$9,934	$10,460	$(526)	(5.0)%
Operating margin	11.4%	12.9%	(1.5)%
Depreciation and amortization	$8,627	$6,448	$2,179	33.8%

Key indicators:
Merchant bankcard processing dollar value	$10,752,476	$9,344,239	$1,408,237	15.1%
Merchant bankcard transaction volume	129,176	114,280	14,896	13.0%

Commercial Payments:
Revenue	$6,488	$6,900	$(412)	(6.0)%
Operating expenses	6,263	7,107	(844)	(11.9)%
Income (loss) from operations	$225	$(207)	$432	(208.7)%
Operating margin	3.5%	(3.0)%	6.5%
Depreciation and amortization	$74	$164	$(90)	(54.9)%

Key indicators:
Merchant bankcard processing dollar value	$75,626	$76,544	$(918)	(1.2)%
Merchant bankcard transaction volume	26	33	(7)	(21.2)%

Integrated Partners:
Revenue	$4,301	$791	$3,510	nm
Operating expenses	4,918	2,132	2,786	nm
Loss from operations	$(617)	$(1,341)	$724	nm
Depreciation and amortization	$1,312	$54	$1,258	nm

Key indicators
Merchant bankcard processing dollar value	$126,207	$3,165	$123,042	nm
Merchant bankcard transaction volume	467	28	439	nm

Income from operations of segments	$9,542	$8,912	$630	7.1%
Corporate expenses	(8,485)	(6,238)	(2,247)	36.0%
Consolidated income from operations	$1,057	$2,674	$(1,617)	(60.5)%
Corporate depreciation and amortization	$316	$395	$(79)	(20.0)%

Key indicators:
Merchant bankcard processing dollar value	$10,954,309	$9,423,948	1,530,361	16.2%
Merchant bankcard transaction volume	129,669	114,341	15,328	13.4%

nm = not meaningful

PRIORITY TECHNOLOGY HOLDINGS, INC.
SEGMENT RESULTS
Year Ended December 31, 2019 Compared to Year Ended December 31, 2018
(unaudited)

(dollars and volume amounts in thousands)	Year Ended December 31,
		Restated
	2019	2018	Change	% Change

Consumer Payments:
Revenue	$330,599	$347,013	$(16,414)	(4.7)%
Operating expenses	298,362	300,011	(1,649)	(0.5)%
Income from operations	$32,237	$47,002	$(14,765)	(31.4)%
Operating margin	9.8%	13.5%	(3.7)%
Depreciation and amortization	$32,842	$17,945	$14,897	83.0%

Key indicators:
Merchant bankcard processing dollar value	$42,303,880	$37,892,474	$4,411,406	11.6%
Merchant bankcard transaction volume	511,852	465,584	46,268	9.9%

Commercial Payments:
Revenue	$25,980	$27,056	$(1,076)	(4.0)%
Operating expenses	26,871	28,008	(1,137)	(4.1)%
Loss from operations	$(891)	$(952)	$61	nm
Operating margin	(3.4)%	(3.5)%	0.1%
Depreciation and amortization	$323	$557	$(234)	(42.0)%

Key indicators:
Merchant bankcard processing dollar value	$312,342	$257,308	$55,034	21.4%
Merchant bankcard transaction volume	109	118	(9)	(7.6)%

Integrated Partners:
Revenue	$15,275	$1,753	$13,522	nm
Operating expenses	14,550	3,722	10,828	nm
Income (loss) from operations	$725	$(1,969)	$2,694	nm
Depreciation and amortization	$4,398	$145	$4,253	nm

Key indicators:
Merchant bankcard processing dollar value	$386,101	$5,516	$380,585	nm
Merchant bankcard transaction volume	1,380	55	1,325	nm

Income from operations of segments	$32,071	$44,081	$(12,010)	(27.2)%
Corporate expenses	(24,887)	(27,688)	2,801	(10.1)%
Consolidated income from operations	$7,184	$16,393	$(9,209)	(56.2)%
Corporate depreciation and amortization	$1,529	$1,093	$436	39.9%

Key indicators:
Merchant bankcard processing dollar value	$43,002,323	$38,155,298	$4,847,025	12.7%
Merchant bankcard transaction volume	513,341	465,757	47,584	10.2%

nm = not meaningful

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Balance Sheets
As of December 31, 2019 and 2018
(unaudited)

(in thousands)		Restated
	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash	$3,234	$15,631
Restricted cash	47,231	18,200
Accounts receivable, net	37,993	36,257
Prepaid expenses and other current assets	3,897	3,642
Current portion of notes receivable	1,326	979
Settlement assets	533	383
Total current assets	94,214	75,092

Notes receivable, less current portion	4,395	852
Property, equipment, and software, net	23,518	17,482
Goodwill	109,515	109,515
Intangible assets, net	182,826	124,637
Deferred income tax assets, net	49,657	50,423
Other non-current assets	380	1,295
Total assets	$464,505	$379,296

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$26,965	$27,638
Accrued residual commissions	19,315	18,715
Customer deposits and advance payments	4,928	3,282
Current portion of long-term debt	4,007	3,293
Settlement obligations	37,789	10,355
Total current liabilities	93,004	63,283

Long-term debt, net of discounts and deferred financing costs	485,578	402,095
Other non-current liabilities	6,612	7,936
Total long-term liabilities	492,190	410,031

Total liabilities	585,194	473,314

Stockholders' deficit:
Common stock	68	67
Additional paid-in capital	3,651	—
Treasury stock, at cost	(2,388)	—
Accumulated deficit	(127,674)	(94,085)
Total deficit attributable to stockholders of PRTH	(126,343)	(94,018)
Non-controlling interest	5,654	—
Total stockholders' deficit	(120,689)	(94,018)

Total liabilities and stockholders' deficit	$464,505	$379,296

PRIORITY TECHNOLOGY HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
For the Years Ended December 31, 2019 and 2018
(unaudited)

(in thousands)	Year Ended December 31,
		Restated
	2019	2018
Cash Flows From Operating Activities:
Net loss	$(33,589)	$(17,836)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of assets	39,092	19,740
Equity-based compensation	3,652	1,649
Amortization of debt issuance costs and discount	1,667	1,418
Equity in losses and impairment of unconsolidated entities	23	865
Provision for deferred income taxes	(8,537)	(2,871)
Provision for allowance for deferred income tax assets	9,302	(66)
Change in fair value of warrant liability	—	3,458
Change in fair value of contingent consideration	(620)	—
Payment-in-kind interest	5,126	4,897
Other non-cash items	(831)	211
Net change in operating assets and liabilities (net of business combinations)	24,079	19,883
Net Cash Provided By Operating Activities	39,364	31,348

Cash Flows From Investing Activities:
Acquisitions of businesses	(184)	(7,508)
Additions to property, equipment, and software	(11,118)	(10,562)
Notes receivable loan funding	(3,500)	—
Acquisitions of intangible assets	(82,945)	(90,858)
Net Cash Used In Investing Activities	(97,747)	(108,928)

Cash Flows From Financing Activities:
Proceeds from issuance of long-term debt, net of issue discount	69,650	126,813
Repayments of long-term debt	(3,828)	(2,834)
Borrowings under revolving line of credit	14,000	8,000
Repayments of borrowings under revolving line of credit	(2,500)	(8,000)
Debt issuance costs refunded (paid)	83	(425)
Repurchases of common stock	(2,388)	—
Distributions from equity	—	(7,075)
Redemptions of equity interests	—	(76,211)
Recapitalization proceeds	—	49,389
Redemption of warrants	—	(12,701)
Recapitalization costs	—	(9,704)
Net Cash Provided By Financing Activities	75,017	67,252

Net change in cash and cash equivalents	16,634	(10,328)
Cash and cash equivalents at beginning of year	33,831	44,159
Cash and cash equivalents at end of year	$50,465	$33,831

Supplemental disclosure of non-cash financing activities:
Cash paid for interest	$33,091	$23,350

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)

The non-GAAP reconciliations of Adjusted Consolidated Revenue, Adjusted Consolidated Operating Expenses, Adjusted Consolidated Income from Operations, Consolidated Gross Profit, Consolidated Gross Profit Margin, Adjusted Consumer Payments Revenue, Adjusted Consumer Payments Operating Expenses, and Adjusted Consumer Payments Income from Operations to the most directly comparable financial measures calculated and presented in accordance with GAAP, are shown in the following two tables:

(in thousands)	Quarter ended December 31,
		Restated
	2019	2018

Consolidated revenue (GAAP)	$98,183	$88,718
Less: Revenue from certain subscription-billing e-commerce merchants	(1,540)	(6,813)
Adjusted consolidated revenue (non-GAAP)	$96,643	$81,905

Consolidated operating expenses (GAAP)	$97,126	$86,044
Less: Operating expenses of certain subscription-billing e-commerce merchants	(797)	(3,813)
Less: Non-recurring expenses	(4,930)	(2,089)
Adjusted consolidated operating expenses (non-GAAP)	$91,399	$80,142

Consolidated income from operations (GAAP)	$1,057	$2,674
Less: Gross profit from certain subscription-billing-e-commerce merchants	(743)	(3,000)
Add: Non-recurring expenses	4,930	2,089
Adjusted consolidated income from operations (non-GAAP)	$5,244	$1,763

Consolidated gross profit (non-GAAP)
Consolidated revenue	$98,183	$88,718
Less: Consolidated costs of services	(66,742)	(61,411)
Consolidated gross profit (non-GAAP)	$31,441	$27,307
Consolidated gross profit margin (non-GAAP)	32.0%	30.8%

Consumer Payments revenue (GAAP)	$87,394	$81,027
Less: Revenue from certain subscription-billing e-commerce merchants	(1,540)	(6,813)
Adjusted Consumer Payments revenue (non-GAAP)	$85,854	$74,214

Consumer Payments operating expenses (GAAP)	$77,460	$70,567
Less: Operating expenses of certain subscription-billing e-commerce merchants	(797)	(3,813)
Adjusted Consumer Payments operating expenses (non-GAAP)	$76,663	$66,754

Consumer Payments income from operations (GAAP)	$9,934	$10,460
Less: Gross profit from certain subscription-billing-e-commerce merchants	(743)	(3,000)
Adjusted Consumer Payments income from operations (non-GAAP)	$9,191	$7,460

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)

(in thousands)	Year ended December 31,
		Restated
	2019	2018

Consolidated revenue (GAAP)	$371,854	$375,822
Less: Revenue from certain subscription-billing e-commerce merchants	(7,780)	(59,310)
Adjusted consolidated revenue (non-GAAP)	$364,074	$316,512

Consolidated operating expenses (GAAP)	$364,670	$359,429
Less: Operating expenses of certain subscription-billing e-commerce merchants	(4,281)	(38,003)
Less: Non-recurring expenses	(8,886)	(12,371)
Adjusted consolidated operating expenses (non-GAAP)	$351,503	$309,055

Consolidated income from operations (GAAP)	$7,184	$16,393
Less: Gross profit from certain subscription-billing-e-commerce merchants	(3,500)	(21,307)
Add: Non-recurring expenses	8,886	12,371
Adjusted consolidated income from operations (non-GAAP)	$12,570	$7,457

Consolidated gross profit (non-GAAP)
Consolidated revenue	$371,854	$375,822
Less: Consolidated costs of services	(252,569)	(269,284)
Consolidated gross profit (non-GAAP)	$119,285	$106,538
Consolidated gross profit margin (non-GAAP)	32.1%	28.3%

Consumer Payments revenue (GAAP)	$330,599	$347,013
Less: Revenue from certain subscription-billing e-commerce merchants	(7,780)	(59,310)
Adjusted Consumer Payments revenue (non-GAAP)	$322,819	$287,703

Consumer Payments operating expenses (GAAP)	$298,362	$300,011
Less: Operating expenses of certain subscription-billing e-commerce merchants	(4,281)	(38,003)
Adjusted Consumer Payments operating expenses (non-GAAP)	$294,081	$262,008

Consumer Payments income from operations (GAAP)	$32,237	$47,002
Less: Gross profit from certain subscription-billing-e-commerce merchants	(3,500)	(21,307)
Adjusted Consumer Payments income from operations (non-GAAP)	$28,737	$25,695

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)

The non-GAAP reconciliations of EBITDA, Adjusted EBITDA and Consolidated Adjusted EBITDA to net loss, the most directly comparable financial measure calculated and presented in accordance with GAAP, are shown in the following two tables:

(in thousands)	Quarter Ended December 31,
		Restated
	2019	2018

Net loss (GAAP)	$(7,169)	$(5,652)
Add: Interest expense (1)	10,051	8,042
Add: Depreciation and amortization	10,329	7,061
Add: Income tax benefit	(1,638)	(1,392)
EBITDA (non-GAAP)	11,573	8,059
Further adjusted by:
Add: Non-cash equity-based compensation	298	586
Add: Debt modification costs and warrant fair value changes	—	1,261
Add: Changes in fair value of contingent consideration	(620)	—
Add: Non-recurring expenses:
Litigation settlement costs	34	100
Certain legal services (2)	2,103	918
Professional, accounting and consulting fees (3)	1,070	1,071
YapStone transition services	1,723	—
Adjusted EBITDA (non-GAAP)	16,181	11,995
Further adjusted by:
Add: Pro-forma impacts for acquisitions	—	1,080
Add: Contracted revenue and savings	857	—
Add: Other professional and consulting fees	606	339
Add: Other tax expenses and other adjustments	296	277
Consolidated Adjusted EBITDA (non-GAAP) (4)	$17,940	$13,691

PRIORITY TECHNOLOGY HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)

(in thousands)	Year Ended December 31,
		Restated
	2019	2018

Net loss (GAAP)	$(33,589)	$(17,836)
Add: Interest expense (1)	40,653	29,935
Add: Depreciation and amortization	39,092	19,740
Add: Income tax expense (benefit)	830	(2,490)
EBITDA (non-GAAP)	46,986	29,349
Further adjusted by:
Add: Non-cash equity-based compensation	3,652	1,649
Add: Debt modification costs and warrant fair value changes	—	6,042
Add: Changes in fair value of contingent consideration	(620)	—
Add: Non-recurring expenses:
Litigation settlement (recoveries) costs	(377)	1,615
Certain legal services (2)	3,779	4,900
Professional, accounting and consulting fees (3)	2,574	5,856
YapStone transition services	2,910	—
Adjusted EBITDA (non-GAAP)	58,904	49,411
Further adjusted by:
Add: Pro-forma impacts for acquisitions	6,801	14,010
Add: Contracted revenue and savings	4,069	2,924
Add: Other professional and consulting fees	1,717	1,236
Add: Other tax expenses and other adjustments	596	1,566
Consolidated Adjusted EBITDA (non-GAAP) (4)	$72,087	$69,147

(1)	Interest expense includes amortization of debt issuance costs and discount.

(2)	Legal expenses related to business and asset acquisition activity and settlement negotiation and other litigation expenses.

(3)	Primarily transaction-related, capital markets and accounting advisory services.

(4)
Presented to reflect the definition in the Company's credit agreements, as amended. The Consolidated Adjusted EBITDA of the Borrowers under the credit agreements excluded expenses of Priority Technology Holdings, Inc., which is neither a Borrower nor a guarantor under the credit agreements, subsequent to the Business Combination until December 31, 2019. Effective December 31, 2019, in accordance with the Sixth Amendment to the Company's Credit and Guaranty Agreement, the Consolidated Adjusted EBITDA of the Borrowers under the credit agreements includes expenses of Priority Technology Holdings, Inc. Consolidated Adjusted EBITDA of the Borrowers was approximately$72.1 million and $75.0 million for the years ended December 31, 2019 and 2018, respectively. The 2018 amount excludes $5.8 million of expenses of Priority Technology Holdings, Inc.

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